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Contacts	EpiCept Corporation:
Immune Pharmaceuticals Ltd.: 15 Aba Even Avenue, 2nd Floor Herzliya-Pituach, 46733, Israel New York Office: Anna Baran – Director of Corp. Development Tel: (646) 937-1941 anna.baran@immunepharma.com	777 Old Saw Mill River Road Tarrytown, NY 10591 Robert W. Cook, CEO Tel: (914) 606-3500 rcook@epicept.com

EpiCept Announces Reverse Stock Split and Change of Corporate Name to Immune Pharmaceuticals
Inc.
Merger with Immune Expected to Close this Week

TARRYTOWN, N.Y. and HERZLIYA-PITUACH, ISRAEL (August 20, 2013) – EpiCept Corporation (Nasdaq OMX Stockholm Exchange and OTCQX: EPCT) (the “Company”) and Immune Pharmaceuticals Ltd. announced today that, in accordance with EpiCept’s recent stockholder approval and in preparation for the closing of the merger between the two companies, the 1-for-40 reverse stock split of EpiCept’s common stock and the change in the Company’s name to “Immune Pharmaceuticals Inc.” will be in effect as follows:

Nasdaq OMX Stockholm Exchange
The last day of trading in the Company’s shares on the Nasdaq OMX Stockholm Exchange before the reverse split will be Tuesday, August 20, 2013. The first day of trading in the Company’s post-split shares on a 1-for-40 split-adjusted basis will be on Wednesday, August 21, 2013. The record date with Euroclear Sweden AB for the reverse split will be Friday, August 23, 2013 and the new number of shares is expected to be credited to each shareholder’s securities account on Monday, August 26, 2013. The Company’s post-split shares will have the new ISIN US45254C1018. A notice confirming the new number of shares on the securities account will be sent out shortly thereafter.

Also, beginning on the first day of trading in the Company’s post-split shares, the Company’s name change to “Immune Pharmaceuticals Inc.” and a new short name “IMNP” will be in effect. The Company’s orderbook ID 32838 will remain unchanged.

OTCQX® U.S. Trading Platform
The reverse stock split will be in effect at the start of trading on Wednesday, August 21, 2013 on a 1-for-40 split-adjusted basis. Beginning on that day, the Company’s common stock will trade under the symbol EPCTD for 20 business days and will, after such 20-business day period, change to its new trading symbol of “IMNP.” The stock will also have a new CUSIP number, 45254C101, in effect at the start of trading on Wednesday, August 21, 2013.

“The milestones we have achieved today represent the penultimate step in our merger with Immune Pharmaceuticals Ltd.,” stated Robert Cook, Interim President and CEO of EpiCept. “We anticipate that we will formally complete the merger by the end of the week, at which time we will become Immune Pharmaceuticals Inc.”

The 1-for-40 reverse stock split will automatically convert every forty outstanding pre-split shares of the Company’s common stock into one outstanding new post-split share of common stock of the re-named Company, Immune Pharmaceuticals Inc. If the number of shares held by a particular stockholder is not evenly divisible by the ratio of the reverse split, the stockholder’s new share count will be rounded up to the nearest whole share. The reverse split and change of name were authorized by the Company’s stockholders on August 6, 2013. The reverse split will reduce the number of outstanding shares of common stock from 110,252,876 (excluding those shares owned by Immune Pharmaceuticals Ltd.) to 2,756,322, plus those additional shares issued as a result of rounding up. Upon completion of the merger between the companies, the total outstanding shares of the re-named Company, Immune Pharmaceuticals Inc., will be approximately 12.6 million.

The number of shares of common stock subject to outstanding stock options, stock warrants or convertible securities, and the exercise prices and conversion ratios of those securities, will automatically be proportionately adjusted for the 1-for-40 ratio provided for by the reverse stock split.

In order to effectuate the reverse stock split and change of corporate name, a Certificate of Amendment to EpiCept’s Third Amended and Restated Certificate of Incorporation was filed in Delaware on Thursday, August 15, 2013, and will become effective at 5:00 p.m. EDT on Tuesday, August 20, 2013.

Stockholders holding shares in “street name” through a brokerage account will have their shares automatically adjusted to reflect the reverse stock split and change in name.

About EpiCept Corporation

EpiCept is focused on the development and commercialization of pharmaceutical products for the treatment of pain and cancer. The Company’s pain portfolio includes AmiKet™, a prescription topical analgesic cream in late-stage clinical development designed to provide effective long-term relief of pain associated with peripheral neuropathies. The Company’s product Ceplene®, when used concomitantly with low-dose IL-2 is intended as remission maintenance therapy in the treatment of AML for adult patients who are in their first complete remission. The Company sold all of its rights to Ceplene® in Europe and certain Pacific Rim countries and a portion of its remaining Ceplene® inventory to Meda AB in June 2012. The Company has other oncology drug candidates in clinical development that were discovered using in-house technology and have been shown to act as vascular disruption agents in a variety of solid tumors. In November 2012, EpiCept and Immune Pharmaceuticals Ltd., a privately held Israeli company, entered into a definitive merger agreement. The transaction is anticipated to close this week. The combined company will be focused on developing antibody therapeutics and other targeted drugs for the treatment of inflammatory diseases and cancer.

About Immune Pharmaceuticals Ltd.

Immune Pharmaceuticals Ltd. is an Israel and U.S.-based biopharmaceutical company focused on the development of next-generation antibody therapeutics to address unmet medical needs in the treatment of inflammatory diseases and cancer. Immune licensed worldwide rights for systemic indications of bertilimumab from iCo Therapeutics in June 2011, while iCo retained rights to all ophthalmic indications. iCo originally licensed exclusive worldwide rights to bertilimumab in 2006 from MedImmune Limited (formerly known as Cambridge Antibody Technology Limited), the global biologics unit of AstraZeneca. Additionally, Immune has licensed from Yissum, the Technology Transfer Company of the Hebrew University of Jerusalem, injectable applications of the antibody nanoparticle conjugate technology (NanomAbs®) developed by Prof. Shimon Benita.  For more information, visit the Immune website at www.immunepharmaceuticals.com.

Forward-Looking Statements

This news release and any oral statements made with respect to the information contained in this news release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You are urged to consider statements that include the words “may,” “will,” “would,” “could,” “should,” “believes,” “estimates,” “projects,” “potential,” “expects,” “plans,” “anticipates,” “intends,” “continues,” “forecast,” “designed,” “goal” or the negative of those words or other comparable words to be uncertain and forward-looking. Such forward-looking statements include statements that express plans, anticipation, intent, contingency, goals, targets, future development and are otherwise not statements of historical fact. These statements are based on our current expectations and are subject to risks and uncertainties that could cause actual results or developments to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Factors that may cause actual results or developments to differ materially include: the risk that we may be unable to complete the proposed merger transaction with Immune Pharmaceuticals; the risks associated with the adequacy of our existing cash resources and our ability to continue as a going concern; the risks associated with our ability to continue to meet our obligations under our existing debt agreements; the risk that clinical trials for AmiKet™ or crolibulin™ will not be successful; the risk that AmiKet™, Azixa® or crolibulin™ will not receive regulatory approval or achieve significant commercial success; the risk that we will not be able to find a partner to help conduct the Phase III trials for AmiKet™ on attractive terms, a timely basis or at all; the risk that Ceplene® will not receive regulatory approval or marketing authorization in the United States or Canada; the risk that Ceplene® will not achieve significant commercial success; the risk that our other product candidates that appeared promising in early research and clinical trials do not demonstrate safety and/or efficacy in larger-scale or later-stage clinical trials; the risk that we will not obtain approval to market any of our product candidates; the risks associated with dependence upon key personnel; the risks associated with reliance on collaborative partners and others for further clinical trials, development, manufacturing and commercialization of our product candidates; the cost, delays and uncertainties associated with our scientific research, product development, clinical trials and regulatory approval process; our history of operating losses since our inception; the highly competitive nature of our business; risks associated with litigation; and risks associated with our ability to protect our intellectual property. These factors and other material risks are more fully discussed in our periodic reports, including our reports on Forms 8-K, 10-Q and 10-K and other filings with the U.S. Securities and Exchange Commission. You are urged to carefully review and consider the disclosures found in our filings which are available at www.sec.gov or at www.epicept.com. You are cautioned not to place undue reliance on any forward-looking statements, any of which could turn out to be wrong due to inaccurate assumptions, unknown risks or uncertainties or other risk factors.

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